SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                           THE SECURITIES ACT OF 1934



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         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 3, 2003


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                            BUCKEYE TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)


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
DELAWARE                                    33-60032                            62-1518973
(State of Incorporation)                    (Commission File Number)   (I.R.S. Employer Identification No.)

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                  1001 Tillman Street, Memphis, Tennessee 38112
                    (Address of principal executive offices)



           Registrant's telephone, including area code (901) 320-8100

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
ITEM 5.  OTHER EVENTS

         On April 3, 2003, the Registrant issued the following press release announcing that the Lumberton, North Carolina plant will discontinue producing cotton linter pulp by mid-2003 and conference call regarding the partial closure and recent management changes.

                                    News from
Buckeye
FOR IMMEDIATE RELEASE
                                    Contacts: Kris Matula, Senior Vice President
                                                                    901-320-8588
                                                                Gordon Mitchell,
                                                      Investor Relations Manager
                                                                    901-320-8256
                                                       Website:  www.bkitech.com

BUCKEYE ANNOUNCES PARTIAL SHUTDOWN
OF LUMBERTON, N.C. PLANT

MEMPHIS, TN April 3, 2003 - Buckeye Technologies Inc. (NYSE:BKI) today announced that it will discontinue producing cotton linter pulp at its Lumberton, North Carolina facility by mid-2003. The Company will continue to produce cosmetic cotton products at that location.

Buckeye Chairman, David B. Ferraro, stated, "While cotton linter pulp is a core Buckeye business, we can no longer economically justify operating a facility which can only produce products for paper applications. The cotton fiber paper industry has contracted by about one-third since the late 1990's. Buckeye will better meet customer needs by consolidating U.S. cotton linter pulp production at our larger Memphis, Tennessee facility which is capable of producing products for both chemical and paper applications.

This consolidation will enable us to improve our overall cotton linter pulp operating results by at least $6 million annually on a going basis and reduce working capital needs by about $10 million. The more efficient operating configuration will improve our results beginning in the second half of fiscal year 2004."

Mr. Ferraro further commented, "It is extremely unfortunate that business conditions are forcing us to terminate approximately 100 dedicated employees. The Company will incur one-time costs in the April-June quarter of approximately $2 million for the partial closure, including related employee termination expenses. Additionally, we will include a non-cash asset impairment charge which relates primarily to this facility of about $18 million after tax in our January-March financial results."

Buckeye has scheduled a conference call for 1:00 PM Central Time Friday, April 4, to further discuss the Lumberton plant partial shutdown and the Company's recent organizational changes. All interested parties are invited to dial in at 888-855-5428 (U.S.) or 719-457-2665 (International).

Buckeye, a leading manufacturer and marketer of specialty cellulose and absorbent products, is headquartered in Memphis, Tennessee, USA. The Company currently operates facilities in the United States, Germany, Canada, Ireland and Brazil. Its products are sold worldwide to makers of consumer and industrial goods.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting the Company's operations, financing, markets, products, services and prices, and other factors. For further information on factors which could impact the Company and the statements contained herein, please refer to public filings with the Securities and Exchange Commission.

                                 CONFERENCE CALL
                                       for
                            BUCKEYE TECHNOLOGIES INC.

                    Partial Shutdown of Lumberton, N.C. Plant
                          and Recent Management Changes

                     We have scheduled a conference call for

                              Friday, April 4, 2003
                                1:00 p.m. Central

Management participating on the call will include

                    David B. Ferraro, Chief Executive Officer
                        Robert E. Cannon, Senior Director
              John B. Crowe, President and Chief Operating Officer
   Kristopher J. Matula, Sr. Vice President, Nonwovens and Corporate Strategy
        Gayle L. Powelson, Sr. Vice President and Chief Financial Officer
               Paul N. Horne, Sr. Vice President, Cotton Cellulose
                 Gordon B. Mitchell, Investor Relations Manager

All interested parties are invited to listen to the audio conference call live or tape delayed via the website WWW.STREETEVENTS.COM or via the Company's website homepage at WWW.BKITECH.COM. The replay will be archived on these websites through May 4, 2003.

In addition, persons interested in listening by telephone may dial in at (888) 855-5428 within the United States. International callers should dial (719) 457-2665. Participants should call no later than 12:45 a.m. CT.

To listen to the telephone replay of the conference call, dial (888) 203-1112 or
(719) 457-0820. The passcode is 142286. The telephone replay will be available until midnight April 9, 2003.

A press release was issued via Business Wire on April 3. If you did not receive a copy of this release, please contact Gordon Mitchell at (901) 320-8256.

We look forward to your participation.

                              BUCKEYE TECHNOLOGIES INC.


                              /S/ GAYLE L. POWELSON
                              --------------------------------------
                              Gayle L. Powelson
                              Senior Vice President, Chief Financial Officer April 3, 2003